Exhibit 99.1

Delisting of Securities of Israel Acquisitions Corp from The Nasdaq Stock Market

NEW YORK, January 13, 2026— The Nasdaq Stock Market announced today that it will delist the Class A Ordinary Shares, units, and warrants of Israel Acquisitions Corp. Israel Acquisitions Corp’s securities were suspended on December 4, 2025 and have not traded on Nasdaq since that time. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The Nasdaq Stock Market, visit the Nasdaq Web site at http://www.nasdaq.com. Nasdaq’s rules governing the delisting of securities can be found in the Nasdaq Rule 5800 Series, available on the Nasdaq Web site: https://listingcenter.nasdaq.com/rulebook/nasdaq/rules/nasdaq-5800-series

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